                                                                    EXHIBIT 10.9

ENGAGEMENT LETTERS AND PROJECT AGREEMENTS

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 P.O.                                PROJECT                                   DATE         AMOUNT             TAB
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
[*]
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[*] Confidential portions omitted and filed separately with the Securities and
    Exchange Commission.

                                                                     May 4, 1999

                         PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (the "Agreement") is made and entered into this 1st day of January, 1999, by and between CCN Managed Care, Inc. a Delaware corporation, of 5251 Viewridge Court, San Diego, CA 92123 (for itself and its parent, subsidiary and affiliated corporations) hereinafter referred to as "CCN", and The TriZetto(SM) Group, a Delaware corporation, of 567 San Nicolas Drive, Suite 360, Newport Beach, California, 92660 hereinafter referred to as "TriZetto".

         WHEREAS, CCN and TriZetto currently are parties to a Consulting Services Contract dated May 5, 1998;

         WHEREAS, TriZetto is in the business of providing professional services and;

         WHEREAS, CCN desires to have TriZetto continue to perform such services, for the benefit of CCN;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. PROFESSIONAL SERVICES
------------------------

   1.1. Upon reasonable request from CCN from time to time, TriZetto shall provide to CCN professional services, including but not limited to, project planning, project management, systems integration, data processing, software evaluation, software installation, computer programming, management training and/or similar professional services, under the terms, conditions and fees set forth in this Agreement, any schedule or exhibit hereto, and any Project Agreement executed hereunder (the "Services").

   1.2. Definition of TriZetto's Services shall be submitted to CCN, in the form of a proposed "Project Agreement", within a mutually agreed upon time period from the initial verbal or written request for professional services by CCN from TriZetto. Project Agreements


                                                                    Page l of 23

                                                                     May 4, 1999


         shall be submitted to a person designated by CCN to be its project leader (the "CCN Project Leader") and will specify, at a minimum, anticipated Project Agreement background, scope, approach, staffing, schedule, deliverables, and costs. Once a final Project Agreement is agreed to by CCN and executed by both parties, it will be considered addendum to and will be governed by this Agreement.

   1.3. Services will commence upon TriZetto's receipt of a verbal or written request by authorized CCN personnel and will be governed by the terms herein until such time as a final Project Agreement pertaining to the requested effort has been executed by both parties, but no later than thirty (30) days following commencement of Services by TriZetto. TriZetto will provide CCN written notice of verbal requests for Services within two (2) business days from the commencement of Services to fulfill such verbal requests.

   1.4. In the event that TriZetto wishes to use the services of a subcontractor to supplement its Services to be performed under this Agreement, TriZetto must seek approval by CCN in advance of any Services to be performed by such individual(s). Any approved subcontractors must be covered by TriZetto's liability insurance or the subcontractor must furnish proof of individual liability insurance with coverage amounts equal to that of TriZetto.

2. SERVICE CHARGES AND PAYMENT.
-------------------------------

   2.1. As compensation for Services provided by TriZetto pursuant to this Agreement, CCN shall pay TriZetto on a monthly basis, in arrears, for Services rendered and expenses incurred. The agreed upon hourly rates are set forth in the Fee Schedule attached hereto as Exhibit A to this Agreement. [*]. The fees shall remain firm through [*], thereafter, fees may be subject to an [*] increase not to exceed [*]. The parties also agree to discuss incentive payments and/or penalties for various Project Agreements, the amount, timing and scope of which will be determined on an individual Project Agreement basis as may be mutually agreed by the parties.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                                                     May 4, 1999


   2.2. At the beginning of each calendar month, TriZetto will provide CCN with an invoice for Services provided in the prior month which shall specify with sufficient detail the fees and expense amounts attributable to (i) mutually agreed Project Agreements, and (ii) billings for such other incremental services as are mutually agreed to by the parties in the applicable Project Agreements. CCN shall pay the full amount of such invoice within thirty (30) days of the date of receipt of such invoice. On each invoice, TriZetto will (i) associate charges to CCN-defined project codes or purchase orders, and (ii) estimate charges for the subsequent month.

   2.3. CCN shall also reimburse TriZetto for all reasonable travel and lodging expenses incurred by TriZetto or any Contractor in the performance of the Services. CCN shall also reimburse TriZetto for other reasonable out-of-pocket expenses incurred by TriZetto in connection with the performance of the Services. All such travel-related expenses will be in accordance with CCN's current travel policy as provided to TriZetto.

   2.4. TriZetto shall advise CNN in writing of any invoice remaining unpaid for more than [*] from receipt of invoice upon which CNN shall have [*] to remit payment to TriZetto. If CNN does not remit payment within said [*] period, TriZetto shall have the right to charge CNN interest which shall accrue at a rate of the lesser of [*] per month or the highest rate allowed by law.

   2.5. In the event of any dispute with regard to a portion of an invoice, (i) the undisputed portion shall be paid as provided herein, and (ii) if the dispute persists for more than sixty (60) days beyond the invoice date of the disputed invoice and is resolved in favor of TriZetto, CCN agrees to pay to TriZetto, in addition to the disputed amount, interest on the disputed amount from the date of such invoice until the date such disputed amount is actually paid at a rate equal to the lesser of one (1.0%) percent per month or the highest rate allowed by law.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                                                     May 4, 1999


   2.6.  Fee Discounts For Time and Materials Projects

         2.6.1 For time and materials projects performed and paid for during calendar 1999 and subsequent years for which this Agreement will be in effect, TriZetto will grant CCN the following discounts from TriZetto's then-current published hourly rates set forth in the Fee Schedule attached as Exhibit A.

                  A.       [*] cumulatively paid to TriZetto to less than

                  B.       [*] to less than

                  C.       Over [*]

         2.6.2 For the purposes of this Section, "Time and Materials" projects shall be defined as those projects which are NOT (i) fixed fee projects or (ii) projects the pricing of which are partially value-based, benefits-based or results-contingent (i.e. level of payment based partially on the extent to which targeted results, deliverables, or benefits are achieved).

         2.6.3 The cumulative calculation of fees paid to TriZetto for Time and Materials projects for purposes of determining the applicable discount level will be done based on gross fees beginning from the Effective Date of this Agreement. An increased discount rate, once reached, will apply to existing and future Professional Services arranged under this Agreement, but not retroactively. In the event an increased discount level is granted based on the parties' expectation that a particular project will cause the cumulative payments to fall into a higher-discount tier, but the project is later cancelled, then TriZetto will recalculate the applicable rates and bill CCN accordingly.

         2.6.4 Fees paid to TriZetto by CCN for the following products and services will also be included in calculating the discount level specified above: (i) TriZetto software products or Solution Enablement Tools ("SET") (i.e., counted at gross license fees against the discount levels specified above, notwithstanding any reduction in license fees that may or may not be then applicable to such software or SET[s]),
         (ii) projects performed under


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                                                     May 4, 1999


         a fixed fee or partially value-based, benefits-based or results-contingent based, (iii) outsourcing services provided by TriZetto, or (iv) gross maintenance fees paid for TriZetto software products or SET's. However, none of such discount levels will be applicable to any of the four types of products or services specified above.

         2.6.5 Reimbursed expenses, or expenses for third party hardware, software and/or related products and services procured for CCN by TriZetto will neither impact the applicable cumulative rates discount nor have such discounts applied to them. Fees for projects other than Time and Materials projects will be as specified in the parties' Project Agreements for such projects.

3. OWNERSHIP OF WORK PRODUCT AND RELATED MATERIALS

   3.1.  WORK PRODUCT.

         3.1.1 TriZetto agrees that CCN shall own all rights, title and interest, including but not limited to copyright, patent, trademarks, trade secrets, and all other intellectual property rights in any Original Work Product including all documentation, reports, notes, work papers, and other written material developed and delivered to CCN, including any creative works, directly arising out of or resulting from the performance of Services and specifically developed by TriZetto for the benefit of CCN as expressly provided in a Project Agreement by TriZetto under this Agreement (the "Original Work Product").

         3.1.2 TriZetto hereby agrees that the Original Work Product, if any, is being delivered as "work for hire". If, for any reason, TriZetto is ever held or deemed to be the owner of any intellectual property rights set forth herein in the Original Work Product, then TriZetto hereby irrevocably assigns to CCN all such rights, title and interest and agrees to execute all documents reasonably necessary to implement and confirm the letter and intent of this Section.

         3.1.3 The Original Work Product is deemed to be CCN's Confidential Information hereunder, and except as permitted herein, shall not be used or disclosed by TriZetto except as set forth below in Section 3.1.4.

         3.1.4 [*]

                                                                      May 4,1999


         [*]

         3.1.5 Subject to the foregoing, it is understood that TriZetto shall be free to use its general knowledge, skills and experience and any ideas, concepts, know-how, and techniques related to the scope of TriZetto's consulting and used in the course of providing the Services.

         3.1.6 Any of the foregoing can be modified by terms of a Project Agreement for the purposes of that Project Agreement.

4. NON-TRANSFERRED CCN PROPERTY. Except for property to which title or the exclusive right to use is transferred to TriZetto as evidenced by a bill of sale or comparable written instrument, no interest or obligation (except the obligation to exercise reasonable care) is conferred upon TriZetto regarding CCN's property beyond the limited right to use such property in furtherance of this Agreement. All such property remains in the care, custody and control of CCN.

5. LIMITATION OF LIABILITY.


   5.1. Except as otherwise stipulated by a Project Agreement, the limit of TriZetto's liability (whether in contract, tort, negligence, strict liability in tort or by statute or otherwise) to CCN concerning performance or non-performance by TriZetto, or in any manner related to a Project Agreement, for any and all claims shall not exceed [*] the aggregate amount of fees and expenses paid by CNN to TriZetto under the Project Agreement to which the liability may be attributed, provided however, such limitation shall not apply to gross negligence, willful misconduct or a breach of TriZetto's intellectual property representations herein. If requested by CCN, Project Agreements,


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                                                     May 4, 1999


         which arrange for TriZetto to assume "outsourcing" responsibilities, shall specifically define additional terms regarding limitation of liability.

   5.2. Except as otherwise stipulated by a Project Agreement, in no event shall either party be liable for consequential, incidental or punitive loss, damage or expenses (including lost profit or saving) even if it has been advised of their possible existence. Any action by either party must be brought within [*] after the cause of action arose. The allocations of liability in this Section 5 represent the agreed and bargained-for understanding of the parties and TriZetto's compensation for the Services reflects such allocations.

6. CONFIDENTIAL INFORMATION.


   6.1. During the course of this Agreement, CCN may provide TriZetto with certain information deemed confidential or proprietary to CCN. Likewise, TriZetto may also provide to CCN such information that it deems confidential or proprietary. Such "Confidential Information" is defined to include the identity of patients, the content of medical records, financial and tax information, information regarding Medicare and Medicaid claims submission and reimbursements, the object and source codes and documentation for proprietary software, and such other information to be disclosed that is confidential or proprietary business information and delivered or disclosed pursuant to this Agreement.

   6.2. The party receiving the Confidential Information (the "Receiving Party") from the party who owns or holds in confidence such Confidential Information (the "Owning Party") may use the Confidential Information solely for the purpose of performing its obligations or enforcing its rights under this Agreement.

   6.3. Each party shall take appropriate action, by instruction to or agreement with its employees, agents and subcontractors, to maintain the confidentiality of the Confidential Information. CCN may disclose any Confidential Information on an as needed basis to its non-employee fiduciaries, including without limitation CCN's attorneys, accountants, auditors, controlling persons, officers, directors or trustees, without TriZetto's prior consent. The Receiving Party shall promptly notify the Owning


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                                                      May 4,1999


         Party in the event that the Receiving Party learns of unauthorized release of Confidential Information.

   6.4. Except as may be permitted by this Agreement, TriZetto shall not use or include CCN Confidential Information, nor any extrapolations or normative versions thereof, in any database or other application or program that TriZetto publishes or makes available to a third party or otherwise use Confidential Information received from any member of CCN for the purpose of developing information or statistical compilations for use by third parties or for any other commercial exploitation or enterprise without first obtaining CCN's specific written consent, which consent CCN may withhold in the exercise of its sole discretion.

   6.5. Unless otherwise agreed, the Receiving Party shall have no obligation with respect to:

         6.5.1. Confidential Information made available to the general public without restriction by the owning party or by an authorized third party;

         6.5.2. Confidential Information rightfully known to the Receiving party independently of disclosures by the Owning party under this Agreement;

         6.5.3. Confidential Information independently developed by the Receiving Party; or

         6.5.4. Confidential Information that the Receiving Party may be required to disclose pursuant to subpoena or other lawful process; provided, however, that the Receiving party notifies the Owning Party in a timely manner to allow the Owning Party to appear and protect its interests.

   6.6. Upon the termination of this Agreement, each party shall (i) immediately cease to use the other party's Confidential Information,
         (ii) return to the other party or confirm destruction of such Confidential Information and all copies thereof within ten (10) days of the termination, and (iii) upon request, certify in writing to the other party that it has complied with in its obligations set forth in this Section 6, unless otherwise provided in this Agreement.

                                                                      May 4,1999


   6.7. The parties acknowledge that monetary remedies may be inadequate to protect their rights with respect to Confidential Information and that, in addition to legal remedies otherwise available, injunctive relief is an appropriate judicial remedy to protect such rights.

   6.8. TriZetto shall not use Confidential Information received from CCN for the purpose of developing information or statistical compilation for use by third parties or for any other commercial exploitation or enterprise.

   6.9. Each party agrees to provide reasonable assistance and cooperation upon the reasonable request of the other party in connection with any litigation against third parties to protect the requesting party's Confidential Information, provided that the party seeking such assistance and cooperation shall reimburse the other party for its reasonable out-of-pocket expenses.

   6.10 Unless otherwise specified, the Owning Party is administratively and financially responsible for obtaining any consents necessary, if any, for the Receiving Party to use each item of the Confidential Information and, if appropriate, for transferring rights to the Receiving Party that are necessary for the Receiving Party to use such Confidential Information.

7. PROPRIETARY MATERIALS.
-------------------------

   7.1 SETS. In the course of performance of Services hereunder, TriZetto may use (and will authorize CCN personnel to use in the performance of CCN's responsibilities as may be mutually agreed upon in writing by the parties in any Project Agreement) [*] are TriZetto Confidential Information for purposes of Section 6. If TriZetto authorizes CCN to retain any [*], CCN and such third parties as are engaged by CCN to provide services in connection with its services and equipment may use [*] such only for internal business purposes and may not use them for the benefit of others. CCN will be responsible for maintaining

                                                                     May 4, 1999


         and supporting the [*], which are made available solely as an accommodation, at no charge and with no obligation to update or maintain them. [*]

         7.2 OTHER TRIZETTO PROPRIETARY INFORMATION. In the course of performance hereunder, TriZetto may use products proprietary to it. Such proprietary products are TriZetto Confidential Information as defined in Section 6 and will be identified by TriZetto in writing. CCN shall not have and shall not obtain any rights in such proprietary products other than to use them or permit third parties engaged by CCN to use them as authorized by TriZetto from time to time solely for purposes set forth in any Project Agreement or pursuant to TriZetto's standard license for such product(s) as may be entered into by CCN and TriZetto.

         7.3 CCN PROVIDED MATERIALS. In order to carry out its responsibilities under this Agreement, TriZetto, may need to use certain software, databases and data that are owned by or licensed to CCN ("CCN Provided Materials"). CCN is responsible for obtaining any consents necessary for TriZetto to use such CCN Provided Materials, and transfer rights to TriZetto if appropriate. TriZetto will comply with any restriction on its use of the CCN Provided Materials as set forth in any Project Agreement.

8. WARRANTIES.
--------------

   8.1 TriZetto warrants to CCN that Services will be performed in a good and workmanlike manner by personnel possessing competency which (a) consistent with applicable industry standards, and (b) sufficient to perform the Services properly.

   8.2. YEAR 2000. Unless otherwise stated in a Project Agreement, TriZetto warrants that all equipment and systems used to furnish Services pursuant to this Agreement are Year 2000 Compliant or do not contain components which process date information. TriZetto also warrants that any software [*] provided under the terms of any Project Agreement will be Year 2000 Compliant. "Year 2000 Compliant" is defined to mean the product/systems accurately and unambiguously processes (including, but not limited to, compares, calculates, manipulates, sequences, displays, and exchanges data with other

                                                                     May 4, 1999


         systems) data containing time and/or dates prior to, at, and after the year 2000 without error or interruption, and the product operates properly and in conformance with applicable specifications, without any detrimental effect on patient care or otherwise, continuously, before, at, and after the year 2000.

   8.3 WARRANTY OF TITLE. TriZetto warrants TriZetto's absolute right to sell or license any software [*] under the terms and conditions of any Project Agreement, and, as long as CCN is not in default, warrants and represents that CCN shall quietly and peacefully possess any software or [*] provided hereunder subject to and in accordance with the provisions of this Agreement and the applicable Project Agreement.

   8.4 INTELLECTUAL PROPERTY WARRANTY. Licensor warrants that any software or [*] licensed under any Project Agreement and CCN's use thereof in accordance with appropriate documentation, shall not infringe or violate the patent, trademark, copyright, trade secret or any other intellectual property right of any entity not a party to this Agreement.

   8.5. VIRUS PROTECTION. TriZetto warrants and represents that it will use its best efforts to ensure that, at the time any software or [*] are delivered to CCN, no portion of the software or [*] or the media upon which it is stored has any type of software routines or other element which is designed to or capable of permitting any of the following: (1) unauthorized access to or intrusion upon; (2) disabling of; (3) erasure of; or (4) interference with any hardware, software, data or peripheral equipment. In the event of a breach of this representation and warranty, TriZetto shall compensate CCN for any and all harm, injury, damages, costs, and expenses incurred by CCN by reason of the breach.

   8.5 THE WARRANTIES HEREIN IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OF IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                                                     May 4, 1999


9. CCN'S RESPONSIBILITIES.
--------------------------

   9.1 CCN shall be responsible for its compliance with any laws and regulations associated with any deliverables supplied by TriZetto hereunder, any decision to act, or refrain from acting, upon said deliverables, and ensuring that its instructions to TriZetto satisfy CCN's policies and business requirements. TriZetto shall be entitled to rely on all decisions and approvals of CCN related to this Agreement.

   9.2 CCN agrees that TriZetto's performance is dependent on CCN's timely and effective satisfaction of CCN Responsibilities and on CCN's timely decisions and approvals. Accordingly, CCN acknowledges that any material delay by CCN may result in TriZetto being released from an obligation or scheduled deadline or in CCN having to pay extra fees for TriZetto's agreement to meet a specific obligation or deadline despite the delay.

10. INDEMNITY.
--------------

   10.1 Each party shall indemnify and hold harmless the other party and its affiliates, directors, officers, employees and agents (collectively, the "indemnitee") against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) arising out of or related to any third-party claim for personal injury or property damage, including any damages finally awarded attributable to such claim and any reasonable expense incurred by indemnitee in assisting indemnitor in defending against such claim, that arises out of any action or inaction by the indemnitor or its employees or agents; provided, however, that indemnitee gives indemnitor: (i) written notice within a reasonable time after indemnitee is served with legal process in an action asserting such claims, provided that the failure or delay to notify indemnitor shall not relieve indemnitor from any liability that it may have to indemnitee hereunder so long as the failure or delay shall not have prejudiced the defense of such claim; (ii) reasonable assistance in defending the claim; and (iii) sole authority to defend or settle such claim. In the event indemnitor elects not to defend any such claim, the indemnitee shall have the option but not the duty to reasonably defend or settle the claim and indemnitor shall indemnify indemnitee for such settlement or any damages finally awarded against indemnitee attributable to such claim, reasonable costs and expenses (including attorneys' fees), and interest on such recoverable funds advanced.

                                                                     May 4, 1999


   10.2 Either party shall indemnify and hold the other party harmless from and against any and all liability, losses, damages, causes of actions, and expenses, including reasonable attorney's fees, associated with any action or omission of the other party or the personnel under its supervision which action or omission is not in compliance with such party's obligations under this Agreement.

11. INTELLECTUAL PROPERTY INDEMNIFICATION.
------------------------------------------

   11.1 TriZetto shall defend, indemnify and hold CCN, and the Enterprise harmless from any loss, liability, damage, cost, or expense (including reasonable attorney's fees and litigation costs), arising out of any claims or suits that may be made or brought against CCN by reason of the breach or alleged breach by TriZetto of the warranties or representations contained herein, or by reason of any infringement or alleged infringement of any patent, trademark, copyright or trade secret right resulting from the Work Product and CCN's use thereof. TriZetto shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing, or unless TriZetto fails to assume its obligation to defend and CCN is required to do so to protect its interests

   11.2 If such infringement claim or action occurs, or in TriZetto's judgment is likely to occur, TriZetto shall, at its option and expense, either:

         (a)      Procure for CCN the right to continue using the Work Product;

         (b) Modify such Work Product to become non-infringing (provided that such modifications does not adversely affect CCN's intended use of Work Product) such that the modified Work Product is not infringing and is equally suitable, compatible, and functionally equivalent to the original Work Product at no additional charge to CCN;

         (c) If none of the foregoing alternatives is reasonably available to TriZetto, upon prior written consent of CCN, CCN shall return the Work Product to TriZetto and TriZetto shall refund all moneys paid by CCN in respect of such Work Product.

                                                                     May 4, 1999


12. INSURANCE.
--------------

12.1 TriZetto shall maintain liability coverage for errors and omissions with coverage of at least [*] per incident and [*] in the aggregate. CCN shall be provided a copy of the certificate of insurance upon request. CCN shall be promptly notified at least thirty (30) days prior to any cancellation of policy or reduction of coverage below the required amounts specified in this section.

12.2 During the term of this Agreement, TriZetto shall also maintain at its own expense, commercial liability insurance for bodily injury, death and property loss and damage (including coverages for product liability, completed operations, contractual liability and personal injury liability) covering TriZetto for damages arising out of its performance under this Agreement, and any negligent or otherwise wrongful acts or omissions by TriZetto or any employee or agent of TriZetto, arising out of its performance under this Agreement, with CCN listed as named additional insured. All policies of insurance shall provide for coverage on an [*] basis in the minimum amount of [*] with an annual aggregate of [*]. If coverage is provided on a claims made basis, TriZetto shall maintain, through the purchase of an [*] reporting endorsement, or a [*] policy coverage for any occurrence taking place relating to TriZetto's products and/or Services. Upon CCN's request, TriZetto shall provide CCN with a copy of all such policies and certificates of insurance satisfactory to CCN, evidencing TriZetto's insurance coverage.

13. INDEPENDENT CONTRACTOR STATUS.
----------------------------------

TriZetto agrees that it shall perform its duties under this Agreement as an independent contractor. Contractors who perform Services on behalf of TriZetto shall remain under the supervision, management and control of TriZetto and all compensation of Contractors shall be the responsibility of TriZetto, including any and all benefits which are required by law, including but not limited to the provision of workers' compensation insurance, and federal and state payroll taxes. This Agreement is not and shall not be considered to create an employer/employee relationship, joint venture, or partnership of any kind, and neither party shall represent to any third persons that any such relationship exists. Each party to this Agreement is and shall remain professionally and economically independent of the other, and neither party


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                                                     May 4, 1999


will have any authority to bind or commit the other party. Nothing in this Agreement will be deemed or construed to create a joint venture, partnership or agency relationship between the parties for any purpose. With respect to its own personnel, each party is, accordingly, independently responsible for all obligations incumbent upon an employer.

14. TRIZETTO PERSONNEL.
-----------------------

TriZetto reserves the right to determine which of its personnel or subcontractors shall be assigned to perform Services, and to replace or reassign such personnel during the term hereof, provided, however, that it will, subject to scheduling and staffing considerations, attempt to honor CCN's request for specific individuals. CCN shall have the right to request that individual TriZetto personnel cease the provision of Professional Services for any reason. In such instances, TriZetto and CCN will exert best efforts to mutually agree to a corrective course of action.

15. NON-SOLICITATION OF EMPLOYEES.
----------------------------------

Each party agrees that it shall not, during the term of any Project Agreement, solicit, hire or retain as an independent contractor any of the other party's employees or personnel of any job classification or rank who are assigned to the project on either a full-time or part-time basis. However, this obligation shall not apply if either (a) the particular individual has already terminated employment with the other party prior to any solicitation by a party or (b) the other party delivers its prior written express approval (i.e., after the initiating party request such approval from the other party, before any solicitation by the initiating party to the particular individual). For the purposes of this Agreement, Employment shall mean any arrangement between two parties which promises reimbursement to one party for provision of services on behalf of the other.

16. WORK ENVIRONMENT.
---------------------

Except as otherwise stipulated by a Project Agreement, when TriZetto's employees are physically assigned to work on CCN's premises, CCN shall provide to TriZetto's employees a work environment consistent with the work environment provided to CCN's employees, including reasonable work space, furniture, supplies and equipment, to enable TriZetto to

                                                                     May 4, 1999


perform its obligations under this and any Project Agreement executed hereunder. In the event that CCN is unable to provide such a work environment, TriZetto will provide the required space, furniture, supplies, equipment and communications linkages (including but not limited to high-speed data lines and video conferencing equipment), and shall be reimbursed by CCN under section 2.3 of this agreement based upon CCN's prior approval.

17. PUBLICITY.
--------------

Neither party shall refer to the existence of this Agreement or disclose its terms or use the name of the other party in any press release, advertising or materials distributed to prospective or existing customers, without the prior written consent of the other party. TriZetto shall have the right to disclose to prospective customers the fact of this Agreement's existence and the general scope of the Services to be provided hereunder. CCN agrees to serve as a business reference for TriZetto provided that TriZetto remains in compliance with its obligations under this Agreement.

18. ASSIGNMENT.
---------------

Unless otherwise expressly provided in this Agreement, neither party may assign its rights or delegate its duties and obligations under this Agreement without the prior written consent of the other party, which will not be unreasonably withheld or delayed. Notwithstanding the foregoing, consent will not be required if either party assigns its rights or delegates its duties and obligations under this Agreement to a parent, to a subsidiary or affiliate in which either party directly or indirectly has more than a fifty percent (50%) controlling interest, or to an entity into which either party is merged or with which either party is consolidated, or to the purchaser of all or substantially all the assets of either party, unless such assignment or delegation would have a material impact on the Services to be provided under this Agreement.

19. GOVERNING LAW.
------------------

This Agreement shall be construed according to, and the rights of the parties shall be governed by, the laws of the State of California.

                                                                     May 4, 1999


20. SEVERABILITY.
-----------------

If any of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided, however, that in the event such remaining provisions are inadequate to permit each party to realize the material benefits for which it has bargained, the parties shall in good faith negotiate mutually acceptable substitute provisions which are valid, legal and enforceable and which most nearly provide for the material benefits sought to be accomplished by the provision(s) held to be illegal, invalid or unenforceable. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OR WARRANTIES OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT THAT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SET FORTH HEREIN SHALL REMAIN IN EFFECT.

21. WAIVER OF BREACH.
---------------------

The waiver of either party of any one or more breach or defect in performance by either party and its Contractors under this Agreement shall not be construed as a waiver of any other or future breach or defect, and shall not stop either party from requiring the specific performance of any obligations arising under this Agreement.

22. AMENDMENT.
--------------

This agreement may be amended, modified or supplemented only by a writing signed by the parties to this Agreement. Such amendments, modifications or supplements shall be deemed as much a part of this Agreement as if so incorporated herein (e.g., Project Agreements).

                                                                     May 4, 1999


23. ENTIRE AGREEMENT.
---------------------

This Agreement and its exhibits set forth the entire agreement between parties hereto with regard to the subject matter hereof. No other agreements, representations, or warranties have been made by either party to the other with respect to the subject matter of this Agreement. The parties have, however, previously entered into certain agreements and other binding documents with respect to services and products and such agreements and documents remain in full force and effect as separate contracts with respect to the subject matter(s) thereof. This Agreement is not intended to modify or amend any such other agreements or documents in any way. Notwithstanding anything to the contrary provided herein, contrary or inconsistent terms in any specific Project Agreement shall supersede and control the terms set forth herein.

24. FORCE MAJEURE.
------------------

Neither party hereto shall be liable for any failure or delay in performance of its obligations hereunder by reason of any event or circumstance beyond its reasonable control, including without limitation acts of God, war, riot, strike, labor disturbance, fire, explosion, flood, or shortage or failure of suppliers; provided, however, that a delay or failure in performance due to lack of financial resources, or availability of skilled personnel not caused by acts of God, war, riot, strike, labor disturbance, fire, explosion, flood, or shortage or failure of suppliers shall not be considered a circumstance beyond the reasonable control of the delaying or failing party.

25. TAXES.
----------

There shall be added to any charges payable by CCN under this Agreement amounts equal to any and all applicable taxes, however designated, incurred as a result of or otherwise in connection with this Agreement or the Services, including without limitation state and local privilege, excise, sales, and use taxes and any taxes or amounts in lieu thereof paid or payable by TriZetto, but excluding taxes based upon the net income, personnel costs, or net worth of TriZetto.

                                                                     May 4, 1999


26. TERM AND TERMINATION.
-------------------------

26.1 The term of this Agreement commences on the Effective Date and shall continue for a period of [*] thereafter.

26.2 This Agreement may be terminated by either party upon the other party's failure to cure a material breach of this Agreement or a Project Agreement issued under the terms of this Agreement. In the event either party defaults in any obligation in this Agreement or Project Agreement, the other party shall give written notice of such default, and, if the party in default has not cured the default within thirty (30) days of the notice, the other party shall have the right to terminate this Agreement.

26.3 Unless otherwise stated in a Project Agreement, this Agreement or any particular Project Agreement may be terminated by CCN without cause with thirty
(30) days advance written notice to TriZetto.

26.4 Notwithstanding the foregoing or any provision of a Project Agreement to the contrary, in the event that TriZetto, or TriZetto's parent company, if applicable, is directly or indirectly acquired by or merged with, or assigns all or substantially all of its assets to another entity without CCN's prior written consent pursuant to Section 18 hereof, CCN shall have the option to immediately terminate this Agreement and any or all Project Agreements executed hereunder that are then effective subject to the wind-down provisions, if any, contained in any such Project Agreements.

26.5 In the event of termination of this Agreement for any reason, CCN shall pay TriZetto all accrued fees payable for Time and Materials Projects to TriZetto in accordance for any Services rendered, and all approved expenses up to the effective date of termination.

26.6 Unless otherwise stated in any Project Agreement, Project Agreements which are deliverables based (i.e. any project which is NOT a Time and Materials Project), which are uncompleted at the time the Agreement is terminated, shall be partially paid based upon the amount of partial deliveries that have been completed and are determined to be of value to and accepted by CCN.

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                                                     May 4, 1999


26.7 Cancellation of a service requested by a Project Agreement to be performed by TriZetto does not constitute termination of this Agreement.

26.8 Regardless of the reason for expiration or termination of this Agreement, TriZetto will return to CCN all CCN Confidential Information in TriZetto's possession promptly after notification of termination or upon CCN's request.

27. SURVIVAL.

Notwithstanding the provisions of Section 26 relating to Termination, Section 2 (Service Charges and Payment), Section 3 (Ownership of Work Product and Related Materials), Section 5 (Limitation of Liability), Section 6 (Confidential Information), Section 10 (Indemnity), Section 11 (Intellectual Property Indemnity) Section 15 (Non-Solicitation of Employees), Section 17 (Publicity),
Section 18 (Warranties), Section 19 (Governing Law), Section 25 (Taxes), and
Section 28 (Dispute Resolution and Attorneys' Fees) survive the expiration or termination of this Agreement (or any Schedule) for any reason.

28. DISPUTE RESOLUTION AND ATTORNEYS' FEES.

In the event of a dispute between the parties that cannot be resolved between them, the parties shall submit their dispute to non-binding mediation prior to initiating litigation. Selection of the mediator shall be by mutual agreement of both parties. Each party shall bear their own costs and expenses of participating in the mediation (including without limitation, attorneys' fees) and each party shall bear one-half (1/2) of the costs and expenses of the mediator. The matters discussed or revealed in the mediation session shall not be revealed in any subsequent litigation, except as expressly provided in this section. In the event the matter is not resolved in the mediation, suit may be brought. In addition to recovering any damages or other relief awarded by the court, the prevailing party may recover attorneys' fees, provided, however, any award of attorneys' fees shall be limited as follows: (a) the award shall not exceed the amount of monetary damages awarded to the prevailing party by the court, and (b) no award shall be made if, prior to the initiation of the suit (i.e., service of process upon the party-defendant), the party made an offer to settle the dispute and the amount of monetary damages awarded in the court proceeding was less than or equal to the settlement offer. Nothing in this
Section 23 shall be deemed to limit a party's access to the court system to pursue a remedy which is limited to

                                                                     May 4, 1999


injunctive relief.

29. BOOKS, RECORDS, AND COMPLIANCE.

         29.1 Pursuant to the requirements of 42 CFR 420.300 et seq., TriZetto agrees to make available to the Secretary of Health and Human Services ("HHS"), the Comptroller General of the Government Accounting Office ("GAO") or their authorized representatives, all contracts, books, documents and records relating to the nature and extent of costs hereunder for a period of four (4) years after the furnishing of Services hereunder for any and all Services furnished under this Agreement. In addition, TriZetto hereby agrees to require by contract that each subcontractor makes available to the HHS and GAO, or their authorized representative, all contracts, books, documents and records relating to the nature and extent of the costs thereunder for a period of four (4) years after the furnishing of Services thereunder.

         29.2 Unless this Agreement is exempted by the rules and regulations of the Secretary of Labor issued pursuant to Section 204 of Executive Order 11246, there is incorporated herein by reference paragraphs 1 through 7 of the contract clause set forth in sections 202 of Executive Order 11246.

         29.3 TriZetto shall, to the extent applicable, comply with the provisions of the Immigration Reform and Control Act of 1996. Unless this Agreement is exempted by the rules and regulation of the Secretary of Labor, pursuant to Title 41 chapter 60 part 60-250 of the Code of Federal Regulations, the affirmative action clause relating to an affirmative action for veterans contained in 60-250.4(a) - (m) is incorporated by reference.

         29.4 TriZetto agrees to comply at all times with the regulations issued by the Department of Health and Human Services, published at 42 CFR 1001, and which relate to TriZetto's obligation to report and disclose discounts, rebates and other reductions to CCN for products purchased by CCN under this Agreement.

         29.5 CCN shall have the right, at its expense, during normal business hours and with reasonable advance notice, to review and photocopy TriZetto's books and records that pertain

                                                                    May 4,  1999


directly to the accounts of CCN, the fees payable to TriZetto under this Agreement, or the goods and Services provided by TriZetto hereunder.

         29.6 If TriZetto carries out the duties of this Agreement through a subcontract worth $10,000 or more over a twelve month period with a related organization, the subcontract will also contain a clause substantially identical to the Sections 29.1, 29.2, 29.3, 29.4, and 29.5 to permit access by CCN, the Secretary, the United States Comptroller General and their representatives to the related organization's books and records.

         29.7 CCN's rights under this Section shall survive for a period of four
(4) years after termination or expiration of this Agreement.

         29.8 TriZetto represents and warrants that it has not been excluded from participation in any Federal healthcare program as defined in 42 U.S.C.
Section 1320a-7b(f).

30. NOTICES.

Any notice or other communication given pursuant to this Agreement shall be in writing and shall be effective or made (i) when delivered personally to the party for whom intended, (ii) five (5) days following deposit of the same into the United States mail (certified mail, return receipt requested, or first class postage prepaid) to the address specified below, or (iii) two (2) business days after delivery to an established national overnight delivery service (such as Federal Express) when sent prepaid to the address specified below:

         To CCN:                          CCN Managed Care, Inc.
                                          5251 Viewridge Court
                                          San Diego, CA 92123
                                          Attn: Bob Neal

                                          Columbia/HCA Healthcare Corporation
                                          One Park Plaza
                                          Nashville, TN 37202
                                          Attn: General Counsel

                                                                     May 4, 1999

         To TriZetto:                     The TriZetto Group, Inc.
                                          567 San Nicolas Drive, Suite 360
                                          Newport Beach, CA 92660
                                          Attn:

         Either party may designate a different address by notice to the other given in accordance herewith.

31. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date first set forth above.


THE TRIZETTO GROUP                           CCN MANAGED CARE, INC.


By: /s/ Daniel J. Spirel                     By: /s/ RL Neal
   --------------------------------              -------------------------------

Name: Daniel J. Spirel                       Name: Bob Neal
     ------------------------------                -----------------------------

Title:  Vice President                       Title: Senior Vice President
       ----------------------------                 Chief Information Officer

Date: 5/4/99                                 Date: 5/4/99
     ------------------------------               ------------------------------

                               The TriZetto Group

                                    Exhibit A

                  1999 SMS Professional Services Rate Schedule

[*]
[*]


[*]




Private and Confidential   All Rates Subject to Change
The TriZetto Group, January 1999


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.